Exhibit 10.5

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of September 17, 2003, by and between FCG Management Services, LLC, a Delaware limited liability company (the “Company”), and The Trustees of the University of Pennsylvania, a non-profit corporation incorporated under the laws of the Commonwealth of Pennsylvania, owner and operator of the University of Pennsylvania Health System and its affiliates (“Seller”).  The Company and Seller are collectively referred to herein as the “parties.”

RECITALS

A.                                   The Company and its ultimate parent entity, First Consulting Group, Inc. (“FCGI”) desire to purchase the outstanding minority interests held in the Company by Seller and New York and Presbyterian Hospital.

B.                                     Seller owns 52 Class B Units of the Company (collectively, the “Units”).

C.                                     Seller desires to sell to the Company, and the Company desires to purchase from Seller, the Units for consideration consisting of One Million Eight Hundred Sixty Thousand Dollars ($1,860,000) (the “Consideration”).

D.                                    As part of the transaction described above, the parties will terminate that certain Investor Rights Agreement dated April 11, 2001 by and among the Company, FCG Management Holdings, Inc. (a wholly owned subsidiary of FCGI) and the Seller (the “Investor Rights Agreement”), which includes acceleration by the parties of the put/call options set forth in Section 3 of such agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and Seller agree as follows:

1.                                      PURCHASE AND SALE OF THE UNITS.

On and subject to the terms and conditions of this Agreement, the Company agrees to purchase from Seller, and Seller agrees to sell to the Company, the Units.  Further, the parties agree to accelerate the put/call options set forth in Section 3 of the Investor Rights Agreement and terminate the Investor Rights Agreement effective with the Closing (as defined in Section 2 below).  As full and complete consideration for the foregoing, the Company agrees to pay the Consideration to the Seller.

2.                                      CLOSING.

The closing (the “Closing”) of the transaction shall occur concurrently with the execution of this Agreement, or at such other time mutually agreeable to the parties.  At the Closing, the Seller shall deliver to the Company (i) a duly executed stock power for transfer of the Units to the Company; and (ii) a duly executed copy of this Agreement.  At the Closing, the Company shall deliver to the Seller (i) the Consideration via wire transfer to an account specified in writing by Seller; and (ii) a duly executed copy of this Agreement.  Effective with the Closing, (i) Seller shall cease to be a “Member” of the Company; and (ii) the Investor Rights Agreement, including, but not limited to, the put and call options set forth in Section 3 thereof, shall terminate and be of no further force and effect.

3.                                      REPRESENTATIONS AND WARRANTIES.

(a)                                  Representations and Warranties of Seller.  Seller represents and warrants to the Company as follows:

(i)                                     Authorization of Transaction.  All corporate action on the part of the Seller, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder has been taken.  This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii)                                  Noncontravention.  To Seller’s knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, or constitute a default under, any agreement to which Seller is a party.

(iii)                               Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

(iv)                              Units.  Seller is the sole beneficial holder and record holder of the Units, and has good and marketable title to the Units, free and clear of any and all covenants, conditions, restrictions, liens, security interests and claims, other than those arising under applicable securities laws and this Agreement Seller has the absolute and unrestricted right, power and authority to sell, transfer and assign the Units to the Company pursuant to this Agreement.  The sale of the Units is not subject to any right of first refusal or offer, right of co-sale or other right restricting or otherwise encumbering the Units included in any agreement to which Seller is a party.  Upon payment for, and delivery of, the Units in accordance with the terms of this Agreement, good and marketable title to the Units, free and clear of any liens, claims, encumbrances, security interests or other adverse claims whatsoever will be transferred to, and vested in, the Company.

(v)                                 Consents.  Seller has made, filed, given or obtained (or will make, file, give or obtain) (a) all consents, approvals or authorizations of, expiration or termination of any waiting period requirements of, or filings, registrations, qualifications, declarations or designations with or by any governmental or political subdivision or department thereof, any governmental regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether domestic or foreign, federal, state or local (“Governmental Authority”) that are required prior to the Closing to be made, filed, given or obtained by Seller or controlling persons with, to or from any Governmental Authority in connection with this Agreement and (b) all consents, approvals and waivers required prior to the Closing to be given by, or obtained from, any person or entity to or by Seller in connection with the consummation of the Agreement, the failure of which would reasonably be expected to have a material adverse effect on Seller, prevent or impair the ability of Seller to perform any of its obligations under this Agreement or delay, prevent or impair the consummation of any of the transactions contemplated by this Agreement.

(vi)                              Information.  Seller has been afforded the opportunity (A) to ask such questions as Seller deemed necessary of, and to receive answers from, representatives of the Company concerning the operations and prospects of the Company and (B) to obtain such additional information which the Company possesses or can acquire that Seller deems necessary or appropriate to receive to form a decision on whether to enter into this transaction, including, but not limited to, information that can be found in the public filings of the Company’s parent, First Consulting Group, Inc.

(vii)                           General Solicitation.  Seller, nor any person acting on Seller’s behalf, has offered or sold any of the Units by any form of general solicitation or general advertising.

(viii)                        Experience.  Seller hereby represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling the Units.

(b)                                 Representations and Warranties of the Company.  The Company represents and warrants to Seller as follows:

(i)                                     Organization of the Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii)                                  Authorization of Transaction.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(iii)                               Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, or constitute a default under, any agreement to which the Company is a party.

(iv)                              Consents.  The Company has made, filed, given or obtained (a) all consents, approvals or authorizations of, expiration or termination of any waiting period requirements of, or filings, registrations, qualifications, declarations or designations with or by any Governmental Authority that are required prior to the Closing to be made, filed, given or obtained by the Company or controlling persons with, to or from any Governmental Authority in connection with this Agreement and (b) all consents, approvals and waivers required prior to the Closing to be given by, or obtained from, any person or entity to or by the Company in connection with the consummation of the Agreement, the failure of which would reasonably be expected to have a material adverse effect on the Company, prevent or impair the ability of the Company to perform any of its obligations under this Agreement or delay, prevent or impair the consummation of any of the transactions contemplated by this Agreement.

4.                                      COVENANTS.

The parties agree as follows with respect to the period following the Closing:

(a)                                  General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties agree to take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

(b)                                 Confidentiality.  Each party will maintain in confidence, and will cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing with or obtaining any consent or approval of any governmental body or agency required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by legal proceedings.

5.                                      MISCELLANEOUS.

(a)                                  Counsel.  The parties have had the opportunity to consult with counsel in connection with this Agreement and the matters related thereto.

(b)                                 Expense.  Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

(c)                                  Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested.  In each case notice shall be sent to (i) the Company at its corporate office in Long Beach, California (Attn: General Counsel); or

(ii) the Seller at the address set forth on the signature page hereto; or (iii) such other place and with such other copies as either party may designate as to itself by written notice to the others.

(d)                                 Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)                                  Enforcement of this Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(f)                                    Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(h)                                 Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Pennsylvania, without giving effect to the choice or conflict of law principles thereof.

(j)                                     Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Seller.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)                                  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)                                     Survival.  The representations and warranties of the parties contained herein shall survive the Closing and continue in full force and effect thereafter.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FCG MANAGEMENT SERVICES, LLC, a Delaware limited liability company		TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA,
a Pennsylvania non-profit corporation and owner and operator of the University of Pennsylvania Health System and its affiliates

By:	/s/ Michael A. Zuercher	By:	/s/	Ralph W. Muller
Name: Michael A. Zuercher		Name:		Ralph W. Muller
Title: Secretary		Title: Chief Executive Officer, University of Pennsylvania Health System